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                                                                   EXHIBIT 10.48


                                                     Owner:          Shadrall
                                                     Prop. No.       725
                                                     Location:       Lubbock, TX
                                                     Subtenant:      Stationers
________________________________________________________________________________

                                SUBLEASE
________________________________________________________________________________


     SUBLEASE executed this 9th day of January, 1992, between SHADRALL
                            ---
ASSOCIATES, a New York general partnership, of 430 Lexington Street, Auburndale, Massachusetts 02166 (the "Sublandlord"), and STATIONERS DISTRIBUTING COMPANY, INC., a Delaware corporation, of 4055 International Plaza, Suite 500, Ft. Worth, Texas 76109 (the "Subtenant").

     For and in consideration of the mutual promises, covenants and conditions herein contained and the rent reserved by Sublandlord to be paid by Subtenant to Sublandlord, Sublandlord hereby leases to Subtenant and Subtenant hereby rents from Sublandlord the Demised Premises, as hereinafter defined, for the term, at the rentals and upon the terms and conditions set forth below.

     Sublandlord, as the successor to T. G. & Y. Stores Co., is actually the tenant under a certain Lease with Dewey Jernigan and Billye Sue Jernigan, dated December 29, 1964 (the "Lease"). Notwithstanding the existence of the Lease, the parties hereto agree that to the fullest extent possible, their rights and obligations shall be governed by this Sublease.

ARTICLE 1 - DEFINITION OF CERTAIN TERMS.

     SECTION 1.01 - DEFINITIONS: As used in this Sublease, the following terms shall have the meanings set forth below:

     (a) "Additional Rent" shall mean and include any amounts other than Base Rent required to be paid by Subtenant to Sublandlord pursuant to any of the provisions of this Sublease.

     (b) "Alterations" shall mean and include all improvements, changes, alterations and betterments to the Demised Premises.

     (c)   "Commencement Date" shall mean March 1, 1992.

     (d) "Common Areas" shall mean those portions of the Property excluding the Demised Premises, other parts of the building in which the Demised Premises are located, other buildings
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now existing or hereinafter constructed, all as depicted upon the Site Plan or amendments thereto.

     (e)   "Common Area Costs" are as set forth in Section 4.01.

     (f) "Demised Premises" are located on the Property, have the street address of 205 Slaton Road, Lubbock, Texas, and shall be further defined as (i) the portion of the buildings located at the Property marked "Stationers" on the Site Plan of the Property attached hereto as Exhibit B (the "Site Plan"), which has, for purposes of this Sublease, an approximate gross leasable area of 58,725 square feet, and (ii) any and all leasehold improvements permanently affixed or attached at any time by Sublandlord, Subtenant or a previous occupant in that part of the building comprising the Demised Premises, including, without limitation, any heating, ventilation and air conditioning units or electrical systems.

     The Demised Premises, for purposes of this Sublease, shall extend to the exterior face of all walls, or to the building line where there is no wall, or to the center line of those walls separating the Demised Premises from other premises in the building on which the Demised Premises are located, to the interior face of the roof, and to the subflooring and foundation, reserving to Sublandlord the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Demised Premises in locations which will not interfere with Subtenant's use thereof and serving other parts of said building.

     (g)   "Environmental Laws" shall mean all laws referred to in subparagraph
(i) of this Section; each Environmental Law is a Legal Requirement.

     (h) "Force Majeure" shall mean causes beyond the reasonable control of Subtenant or Sublandlord, as the case may be, including but not limited to "acts of God", fire and other casualties, earthquakes and floods, strikes, lock-outs, protests, riots, insurrection, war, nuclear disaster, unavailability of materials, acts of governmental authority, including courts, or acts or conduct of the other party to this Sublease, its employees or agents, in violation of this Sublease. Such causes shall not include financial difficulties or inability to obtain financing.

     (i) "Hazardous Materials" shall mean any hazardous, poisonous, toxic or infectious substance, material, gas, waste or asbestos which is or becomes regulated by any governmental authority of the United States Government, the State of Texas or any of their agencies, or which has been identified as a toxic, cancer causing or otherwise hazardous substance.

     (j) "Legal Requirements" shall mean (i) all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and courts, and rules and regulations of any insurance rating organization or any other body exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Demised Premises and Property or to the use or manner of use of the Demised Premises by the owners, tenants, or occupants thereof; (ii) the reasonable requirements of all companies providing public liability, fire and other policies

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of insurance at any time in force with respect to the Property or the Demised
Premises; (iii) the provisions of any covenants, conditions, restrictions, easements or agreements or record governing the Property; and (iv) the reasonable and customary requirements of any Mortgage.

     (k) "Mortgage" shall mean any mortgage, deed of trust or security agreement now or hereafter encumbering or creating a lien on any portion of the Property, as the same may be consolidated, renewed, replaced, extended or modified, excluding security interests encumbering Subtenant's leasehold interest only.

     (l) "Mortgagee" shall mean the holder or holders of any Mortgage or the beneficiary or beneficiaries under any deed of trust constituting a Mortgage.

     (m) "Personalty" shall mean and include any and all personal property, inventory, goods, stock of merchandise, chattels, trade fixtures, furniture, furnishings and equipment, storage racks, conveyor systems and other machinery or equipment which can be removed without non-repairable damage to the Demised Premises (excluding those items included within the definition of Demised Premises as set forth in Subsection 1.01(f)(ii), which items are and shall remain the property of Sublandlord from and after the time they are installed), owned by Subtenant or any subtenant, concessionaire or licensee and now or hereafter located on or used in connection with the Demised Premises.

     (n) "Property" shall mean that certain parcel of land at 205 Slaton Road, Lubbock, Texas, described in Exhibit A, together with all buildings and improvements thereon now and in the future, and shall include the Common Areas.

     (o) "Pro Rata Share" shall mean, as to any item to which it refers, that portion of the entire cost of the applicable item that is obtained by multiplying the entire cost of the applicable item by a fraction, the numerator of which is the gross leasable area of the Demised Premises and the denominator of which is the gross leasable area of all buildings at the Property actually constructed and completed. At the Commencement Date of this Sublease, Subtenant's Pro Rata Share is 37.93%. Pro Rata Share shall be equitably adjusted for Lease Years which do not conform to the billing periods for which a Pro Rata Share is being billed or collected.

     (p) "Real Estate Taxes" shall mean any form of real property tax, excise or assessment, whether general or special (but not any federal or state net income, gift, franchise, inheritance or estate taxes), or documentary transfer tax on the making of this Sublease, imposed now or in the future by any authority having the direct or indirect power to tax, including, but not limited to, any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, levied against or with respect to the land and buildings comprising the Property, or any legal or equitable interest of Sublandlord in the Demised Premises or in the Property. In the event a taxing authority shall impose taxes in lieu of real property taxes described above, such taxes shall be deemed included within the definition of Real Estate Taxes.

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     (q)   "Rent" or "rents" shall mean the Base Rent, Additional Rent and all other monetary sums required to be paid by the Subtenant pursuant to the terms of this Sublease.

     (r)   "Rent Commencement Date" shall mean March 1, 1992.

     (s) "Repair" or "repairs" shall include, but not be limited to, maintenance, repair, replacement and restorations, all of the foregoing being of an extent and quality equal to the original work and materials.

     (t) "Sublandlord" shall mean Shadrall Associates and any purchasers, successors or assigns of the Property or any assignee of their interest under this Sublease.

     (u) "Sublandlord's Work" shall be as defined in Section 2.01(c) and depicted in Exhibit C.

     (v)   "Sublease Term" or "Term" shall be as defined in Section 2.01(a).

     (w) "Sublease Year" shall refer to a period of 365 days (366 in any leap year) commencing on the Commencement Date or an anniversary of the Commencement Date. In the event the Commencement Date is other than the first day of a month, each Sublease Year shall commence on the first day of the first full calendar month following the Commencement Date (provided that any additional days between the Commencement Date and the beginning of the first Sublease Year shall be included within the first Sublease Year).

     (x) "Subtenant" shall mean the party named as Subtenant above and any party or parties succeeding to the interest in the Demised Premises of such named party in accordance with the provisions of this Sublease.

ARTICLE 2 - TERM OF SUBLEASE; QUIET ENJOYMENT; USE OF PREMISES.

     SECTION 2.01 - TERM; QUIET ENJOYMENT:

     (a) The term of this Sublease shall commence on the Commencement Date and shall end at 11:59 p.m., on April 27, 1998, unless such term shall be sooner terminated as herein provided. The term of this Sublease is referred to herein as the "Sublease Term".

     (b) Sublandlord covenants that so long as Subtenant shall fully and timely perform the agreements, terms, covenants and conditions hereof, Subtenant shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the Sublease Term without disturbance by or from Sublandlord or anyone claiming under Sublandlord, subject to all Mortgages and other matters to which this Sublease is or may become subordinate and to the provisions contained herein. Other than as to the due performance of Sublandlord's Work and the ongoing agreements, covenants and maintenance obligations of the Sublandlord under this Lease, Subtenant takes the Demised Premises in strictly "AS IS" condition, as to title, permitted uses

                                      -4-
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and physical condition, there being no representations or warranties by
Sublandlord concerning the title to or condition of the Demised Premises, except as expressly provided in this Sublease. Subtenant agrees that Subtenant is the present occupant of the Demised Premises and has been given ample opportunity to make such investigation of the Demised Premises and Legal Requirements applicable to the Demised Premises and business conducted thereat. If for any reason, the Lease of Sublandlord's right to possession of the Demised Premises thereunder is terminated, this Sublease shall likewise terminate. Sublandlord warrants, represents, covenants and agrees with Subtenant that the Sublandlord has the full right and power to enter this Sublease, that the Lease has not been amended (other than by an amendment dated April 24, 1969), that true and correct copies of the Lease and amendment have been provided to Subtenant, and that Sublandlord will not voluntarily terminate the Lease or cause the Lease or its rights thereunder to terminate. Sublandlord is not obligated hereby to elect to extend the Lease for any period past the expiration of the Sublease Term. Sublandlord further warrants, represents, covenants and agrees with Subtenant that the Lease is in full force and effect, that Sublandlord will perform all of its obligations under the Lease to the end that the Lease shall remain in full force and effect throughout the Sublease Term, and that the term of the Lease has been extended through the end of the Sublease Term.

     (c) Sublandlord is performing at its cost the improvement of the Demised Premises and the Property, the specifications of which are set forth in Exhibit C hereto ("Sublandlord's Work"). In performing said Sublandlord's Work, Sublandlord agrees that same shall be done in an expeditious, good and workmanlike manner, using new, first quality materials. For purposes hereof, substantial completion of Sublandlord's Work shall occur by the Commencement Date, unless delayed by Force Majeure, in which case Sublandlord's Work shall be substantially completed as soon after the Commencement Date as reasonably possible. All punch-list items will be completed by Sublandlord as soon as reasonably possible after substantial completion.

     SECTION 2.02 - USE OF DEMISED PREMISES; SIGNAGE:

     (a) Subtenant covenants and agrees that Subtenant will use or permit the use of the Demised Premises only for warehousing and distribution of stationery and office furniture, equipment and supplies, with offices incidental to such use. Subtenant may use the Demised Premises for other lawful, non-retail uses which are no more hazardous than Subtenant's present use nor inconsistent with the designed or intended use of the Property or its present use by other tenants, with the prior written consent of the Sublandlord, which shall not be unreasonably withheld. Notwithstanding the foregoing, Subtenant will in no event use or occupy the Demised Premises or allow the Demised Premises to be used or occupied (i) for any unlawful or immoral purpose, and will not suffer any unlawful or immoral act to be done or any unlawful or immoral condition to exist on the Demised Premises; (ii) for any business or purpose deemed extra hazardous on account of fire or otherwise; (iii) in violation of any Legal Requirement;
(iv) so as to commit or permit to be committed any waste thereon; (v) for the conduct of distress, auction, fire, liquidation, going-out-of-business or bankruptcy sales, or for any retail sales of any nature.

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     (b)   Sublandlord may erect and maintain such suitable signs as it may deem appropriate to advertise and/or identify the Property and other tenants in the Property. Subject to the approval of the appropriate municipal authority, Subtenant, with the Sublandlord's written approval as to location, design, specifications, wording, size and type, which approval Sublandlord agrees not to unreasonably withhold, may erect and maintain signs on the exterior of the Demised Premises so as to identify Subtenant's place of business. All signs shall comply with all Legal Requirements. All of Subtenant's existing signs are hereby approved. Subtenant shall keep insured and shall maintain the signs its installs or has installed in good condition and repair at all times. Subtenant shall remove all its signs at the end of the Sublease Term, repairing any damage caused thereby.

     (c) Subtenant covenants and agrees that Subtenant and its successors, assigns, subtenants, licensees, concessionaires and occupants and their agents, employees, contractors, and invitees (other than Sublandlord and its agents, employees, contractors, licensees and invitees), shall not, at any time during the Term, cause or permit any Hazardous Materials to be brought, upon, stored, manufactured, blended, handled, or used in, on, or about the Demised Premises for any purpose.

     (d) Subtenant shall have no liability to Sublandlord or Sublandlord's agents, employees, contractors, licensees or invitees, for any Hazardous Materials coming in, on or about the Demised Premises unless caused by an act or omission of Subtenant, its successors, assigns, subtenants, licensees, concessionaires and occupants, and their agents, employees, contractors, and invitees (other than Sublandlord and its agents, employees, contractors, licensees and invitees). Sublandlord covenants and agrees with Subtenant that Sublandlord will not cause or permit any Hazardous Materials to be brought upon, stored, blended, handled, or used in, about or on the Property, other than in conformity to all Legal Requirements.

     In the event that:

     (i)           Sublandlord shall breach the terms of the preceding sentence;
                   or

     (ii) should there be any violation of Environmental Laws on, emanating from, or pertaining to the Property not caused or contributed to by Subtenant, its successors, assigns, subtenants, licensees, concessionaires and occupants, and their agents, employees, contractors and invitees (other than Sublandlord and its agents, employees, contractors, licensees and invitees);

     and should Subtenant thereby be threatened with present or immediately impending action, suit, proceeding or assessment of liability, Subtenant may terminate this Lease on Sixty (60) days notice to Sublandlord, unless such threat is fully abated within the Sixty (60) day period, or if such threat cannot be abated within such Sixty (60) day period, Sublandlord shall have in good faith have commenced such performance within such Sixty
     (60) day period and diligently proceeds therewith to complete abatement.

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ARTICLE 3 - RENT.

     SECTION 3.0-1: Subtenant shall pay to Sublandlord or such other party as Sublandlord may from time to time designate by notice to Subtenant, in legal tender of the United States, without deduction, abatement or setoff, except as provided in this Sublease, at the address of Sublandlord specified herein or furnished pursuant to the terms hereof:

     (a) Base Rent. For the first four (4) Sublease Years, the Subtenant shall pay net rental ("Base Rent") for the Demised Premises in the amount of $98,658.00 per year, payable in equal monthly installments of $8,221.50. For the fifth (5) Sublease Year through the end of the Term, the annual Base Rent shall be the amount of $105,705.00, payable in equal monthly installments of $8,808.75.

     The Base Rent shall commence on the Rent Commencement Date. It shall be paid in equal monthly installments in advance on the first day of each calendar month during the Sublease Term.

     (b) Additional Rent. In addition to Base Rent, Subtenant shall pay to Sublandlord as Additional Rent all other sums owing from Subtenant to Sublandlord as provided in this Sublease, commencing with the Commencement Date.

     (c) Subtenant Tax Contribution. Subtenant covenants and agrees to pay promptly when due all taxes imposed upon its business operations and its Personalty. In addition, Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant's Pro Rata Share of the amount by which the Real Estate Taxes assessed against the Property in subsequent real estate tax years exceed the Real Estate Taxes in the 1992 real estate tax year. Payments due by Subtenant to Sublandlord hereunder shall be based on Sublandlord's written certification of the amount due for that Sublease Year or tax year. Any payments due by Subtenant to Sublandlord hereunder shall be made within 30 days after Subtenant's receipt of Sublandlord's written certification of the amount due, but in no event shall said Subtenant's payment be due more than 30 days, nor less than 20 days, prior to the last date when said taxes are due to the taxing authority without imposition of interest or penalty.

     Sublandlord shall hereafter have the fist right to protest tax assessments of the Property or the Demised Premises, and shall have Ten (10) days after receipt of notice of the new or proposed tax assessment to make its election. If Sublandlord shall not elect to make the protest or review within Ten (10) days of receipt of notice, Sublandlord shall notify Subtenant and any other tenants in writing and provide copies of all tax bills or assessment notices. Thereafter, any tenant may elect in writing to Sublandlord within Ten (10) days to protest the tax assessment. The protest shall be at the tenants' sole cost and expense, and Subtenant agrees to cooperate with the other tenants desirous of prosecuting said protest or review.

     (d) Partial Year or Month. In the event that the Rent Commencement Date is on a date other than the first day of a month, the payment owing for Base Rent for such partial month

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shall be the monthly Base Rent multiplied by a fraction, the numerator of which is the number of days in such partial month that this Sublease is in effect and the denominator of which is the number of days in such partial month. This payment shall be due on the Rent Commencement Date. In the event the last day of the Sublease Term is on a date other than the last day of a month, a similar proration of Base Rent shall be made for such month.

     (e) Lien for Rent. To the fullest and broadest extent permissible under Texas law, the Sublandlord shall have a lien and security interest upon the assets and properties of the Subtenant now or hereafter located at or upon the Demised Premises to secure the payment of any Base Rent, Additional Rent or other sums due hereunder. Subtenant will join with Sublandlord in filing any financing statement necessary or desirable to evidence said lien or security interest. Said lien, as well as any lien provided Sublandlord by law, shall be subordinate to any lien granted by Subtenant to secure financing obtained by it, provided however, that Sublandlord's lien described in this subparagraph shall never be more junior than a second lien position. Sublandlord agrees to execute subordinations or other instruments when necessary to reflect the terms or conditions of this Section 3.01(e) or as necessary to release the lien hereof at the termination of the Sublease.

     SECTION 3.02 - LATE AND PARTIAL PAYMENTS: Should Subtenant fail to pay when due or within 5 days after the due date any installment of Rent, then Subtenant shall pay to Sublandlord on demand, in addition to amounts owing and unpaid, interest at the lower of 18% per annum or the highest rate permitted by applicable law from the due date until the required payment(s) are made. Sublandlord may apply any partial payments as Sublandlord deems appropriate. No assessment or acceptance by Sublandlord of any late charge for overdue payments shall be construed or interpreted as a waiver or abandonment of any claim for breach or default by Sublandlord under this Sublease.

ARTICLE 4 - COMMON AREAS.

     SECTION 4.01 - COMMON AREA MAINTENANCE: The Common Areas shall be subject to the exclusive, reasonable control and management of Sublandlord. However, Subtenant and its agents, employees, licensees and invitees shall have the non-exclusive right to use the parking areas, driveways and other Common Areas of the Property, subject to exclusive rights in other tenants depicted on the Site Plan. At such time as Sublandlord repairs and resurfaces the Common Areas so that they are in good repair and in clean and serviceable condition for their intended purposes in such manner as Sublandlord, in its reasonable discretion, shall determine, Subtenant shall pay to Sublandlord a Pro Rata Share of Sublandlord's costs of future maintenance, repair, landscaping, plowing and lighting of the Common Areas, all at levels determined by Sublandlord in its reasonable discretion, but in no event shall Subtenant's Pro Rata Share of Common Area Costs exceed $1,000 per Lease Year.

     Sublandlord may close temporarily all or part of the Common Areas as reasonably required to make repairs or changes, to prevent the acquisition of public rights in such areas or to discourage non-customer parking, in which event Sublandlord shall not be subject to liability

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therefor, nor shall any such action be deemed an actual or constructive eviction of Subtenant. For purposes of this subparagraph, "temporary" shall mean not more than forty-five (45) consecutive days. Sublandlord shall not alter the parking areas, loading areas, driveways or other Common Areas of the Property in a manner which would materially impair the use, enjoyment or operation of the Demised Premises by the Subtenant.

     Subtenant shall not conduct business or advertise in the Common Areas or impair the enjoyment of any of the Common Areas by other tenants. Sublandlord may adopt and amend reasonable Rules and Regulations governing use of the Common Areas.

     SECTION 4.02 - SITE PLAN: The site analysis figures and Common Area detail drawings in the Site Plan do not constitute a representation or warranty by Sublandlord that the figures or Common Area detail drawings are accurate or that the design of the Common Areas will not be modified in minor respects from that shown on the Site Plan. The site analysis figures and Common Area detail drawings are provided only to give a sense of the Property's layout. The parties agree that Subtenant has inspected the Property and satisfied itself of the Property's suitability for Subtenant's intended use.

ARTICLE 5 - INSURANCE.

     SECTION 5.01 - INSURANCE REQUIRED:

     (a) During the Sublease Term, Subtenant, at its sole cost and expense, shall provide and keep in force:

           (i) commercial general liability insurance with the broad form endorsement, including, but not limited to, personal injury and contractual liability coverage of at least $3,000,000.00 combined single limit for both bodily injury and property damage resulting from a single occurrence, occurring in and around the Demised Premises or the Common Areas and any exterior signs maintained by Subtenant, and automobile liability insurance with limits of not less than $3,000,000.00 combined single limit for both bodily injury and property damage resulting from one occurrence, with deductible amounts for each such coverage not to exceed $5,000.00.

           (ii) workmen's compensation insurance at legally required levels and employer's liability insurance at limits of not less than $3,000,000.00 per accident for the benefit of all employees entering upon the Demised Premises or the Property or any portion thereof as a result of or in connection with their employment by Subtenant;

           (iii) "All Risk" casualty insurance against loss or damage by fire and other perils, vandalism and malicious mischief in an amount equal to 100% of the replacement cost of the trade fixtures, equipment, furnishings, records and other merchandise of Subtenant in the Demised Premises; and

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           (iv)  at all times during which construction is being performed upon the Demised Premises by Subtenant or its contractors, "All Risk" builders risk insurance with limits of coverage not less than 100% of full replacement cost of Subtenant's leasehold improvements, and owner's and contractor's protective insurance and independent contractor's insurance with coverage of at least $3,000,000.00 for a single occurrence, and for property damage.

     (b) Sublandlord shall obtain casualty and other appropriate and customary insurance covering loss, injury and damage in, on and to the Demised Premises, the remainder of the building containing the Demised Premises, and the Common Areas but excluding the insurance described in Section 5.01(a) above, foundations and items Subtenant is required to insure. Said casualty insurance against loss or damage by fire and other perils, vandalism and malicious mischief shall be in an amount covering 100% of the replacement cost of the buildings and shall include, but not be limited to, "All Risk" casualty insurance and earthquake coverage, and may be in the form of a general coverage or blanket policy covering the building containing the Demised Premises and other properties;

     (c) Sublandlord may obtain insurance protecting the Sublandlord against the loss of rent income hereunder, including (to the extent obtainable) loss of both Base Rent and Additional Rent, for a period of not more than one (1) year.

     (d) if the Demised Premises are now or hereafter designated a flood hazard area by the U. S. Department of Housing and Urban Development ("HUD") for which flood hazard insurance is obtainable, Sublandlord shall maintain flood hazard insurance in the maximum amount obtainable, but not more than the replacement cost of the building containing the Demised Premises (less foundations).

     (e) Subtenant shall reimburse and pay to Sublandlord as Additional Rent its Pro Rata Share of the increase in the cost and expense of the insurance described above in Sections 5(b), (c) or (d) over the cost for the policy period of said insurance which ends June 30, 1992, such payment to be made within 30 days of the billing of the same by Sublandlord to Subtenant, but nevertheless, need not be paid by Subtenant more than 20 days prior to the date Sublandlord is obligated to pay same to the insurer.

     SECTION 5.02 - POLICY TERMS AND BENEFICIARIES: All insurance provided by Subtenant shall name Sublandlord, the owner of the Property and each Mortgagee as additional named insureds, as their respective interests may appear. No policy may contain a deductible amount greater than that which has been approved by Sublandlord in writing, unless otherwise specified herein. No later than the Commencement Date and 20 days prior to the expiration date of any prior insurance policy, Subtenant shall deliver to Sublandlord copies of all policies required hereunder or certificates evidencing the existence and amount of such insurance, issued by an insurer or insurers satisfactory to Sublandlord in its sole discretion, licensed to do business in the State of Texas, and rated A or better as to policy holder rating and X or better as to financial rating in the most current issue of Best's Key Rating Guide. Subtenant shall procure policies for

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all insurance at least 20 days before the expiration of prior policies. Each insurance policy required to be maintained by Subtenant under Section 5.01(a) shall, to the extent available, contain the following provisions: (i) the agreement of the insurer to give Sublandlord, owner and each Mortgagee at least 20 days notice by registered mail prior to cancellation, change in coverage or any other material change in such policy; (ii) waiver of subrogation rights against Sublandlord and Subtenant; (iii) agreement that such policy is primary and non-contributing with any insurance that may be carried by Sublandlord; (iv) a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described in the insurance policy; and (v) a statement that no act or omission of Subtenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Each policy maintained by Sublandlord under this Sections 5.01(b), (c) or (d) shall, to the extent available, contain the following provisions: (i) the agreement of the insurer to give Subtenant, owner and each Mortgagee at least 20 days notice by registered mail prior to cancellation, change in coverage or any other material change in such policy; (ii) waiver of subrogation rights against Sublandlord and Subtenant; (iii) a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described in the insurance policy; and (iv) a statement that no act or omission of Sublandlord shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Subtenant's insurance may be in the form of a general coverage or blanket policy covering the Demised Premises and other premises, provided that Sublandlord and each owner and Mortgagee are specifically named therein as additional named insureds.

     Subtenant shall pay all of any increase in premiums for the casualty or public liability insurance which is a result of the type of services rendered by Subtenant or its activities in the Demised Premises, whether or not Sublandlord has consented to the same. In the event either party's use or occupancy, or the use or occupancy of their tenants or subtenants, causes any increase of insurance premiums on the Property or any part thereof above previous rates for the Property, Subtenant or Sublandlord, as the case may be, shall pay such additional premium within 30 days of being invoiced therefor.

     In the event either party fails at any time during the term of this Sublease to obtain and keep in force required insurance or to provide satisfactory evidence thereof, then, after ten (10) days prior written notice to the party failing to maintain the insurance, the other party shall have the right but not the duty to procure such insurance, and the party failing to obtain said insurance shall pay to the procuring party the costs and expenses thereof upon demand. The amounts of the foregoing insurance shall in no event be less than the amount reasonably required by any Mortgagee of Sublandlord, and the limits of insurance shall not limit either party's liability under this Sublease. Subtenant and Sublandlord hereby waive any right of subrogation against the other party hereto.

ARTICLE 6 - PERSONAL PROPERTY OF SUBTENANT.

     SECTION 6.01 - SUBTENANT'S PROPERTY: All Personalty shall remain the property of Subtenant. Sublandlord shall under no circumstances whatsoever be responsible for any loss or damage occurring to any Personalty, unless said loss or damage was not insurable against by Subtenant and was caused by Sublandlord's failure to make repairs hereunder within a reasonable time after receipt of written notice of the need for repairs has been received by Sublandlord.

     SECTION 6.02 - REMOVAL: Upon the expiration or earlier termination of this Sublease, Subtenant shall remove any and all Personalty and repair any damage to the Demised Premises caused thereby. Subtenant shall not remove any plumbing or electrical fixtures or equipment, heating or air conditioning equipment, floor or wall coverings, paneling, tile or other materials on the walls, floors or ceilings, any fixtures or appurtenances included within the definition of Demised Premises or any fixtures or machinery that were furnished or paid for by Sublandlord, all of which shall be deemed to constitute a part of Sublandlord's estate. However, Subtenant shall be entitled to remove those storage racks installed by it in the 35,100 square foot portion of the Demised Premises depicted on the Site Plan upon the expiration or earlier termination of this Sublease. The Demised Premises and the immediate areas in front of, behind and adjacent to it shall be left in a broom-clean condition. If Subtenant shall fail to so remove its Personalty at the termination of this Sublease, such Personalty not removed by Subtenant shall be deemed abandoned by Subtenant, and, at the option of Sublandlord, (i) shall become the property of Sublandlord or (ii) may be disposed of without accountability in such manner as Sublandlord may see fit, and Subtenant shall pay to Sublandlord the cost and expense of removal and repair of all damage to the Demised Premises which is caused by such removal.

ARTICLE 7 - MAINTENANCE; REPAIR; UTILITIES.

     SECTION 7.01 - REPAIRS AND MAINTENANCE: Sublandlord shall, at its sole expense and after notice from Subtenant of need for repair or replacement, promptly make all repairs and replacements to the roof, trusses, foundation, structural elements and components of any buildings containing the Demised Premises, to utility lines and auxiliary water mains up to the exterior walls of the Demised Premises and to the Common Areas of the Property. Except as hereinbefore provided, Subtenant shall, at its sole cost, promptly make all repairs and replacements to the Demised Premises necessary to keep the same clean and in good condition and repair, including, but not limited to, all of the building's exterior walls, all exterior and interior lighting facilities, exterior and interior doors and windows, loading docks, the air conditioning, heating, water heating, plumbing and electrical equipment systems and installations, all glass and show windows, moldings and bulkheads, all partitions, floor surfaces and subsurfaces, ceilings, fixtures, equipment and appurtenances thereto. Subtenant shall at its expense maintain and operate all of its interior and exterior signs previously or hereafter installed by or for Subtenant, and shall keep the surfaces of the building outside the Demised Premises, including signs, in good, sightly and clean condition. Any damage caused to the exterior walls to which any sign installed by Subtenant may be attached, including but not limited to rust stains and structural cracking of the facia caused by such signs, shall be repaired by Subtenant at its own cost. Subtenant shall make such other non-structural repairs and replacements in and to the Demised Premises promptly as needed. In addition to the foregoing, Subtenant shall repair and maintain the fire sprinkling system, fire extinguishers and other fire preventive equipment in the Demised Premises in accordance with all present Legal Requirements. Tenant shall not, however, be required to replace or up-grade the fire sprinkling system to comply with future Legal Requirements, unless the replacement or up-grading is required as a result of the type of use of the Demised Premises being made by Subtenant.

     Except as expressly provided in this Sublease, Sublandlord shall have no obligation to repair any part of the Demised Premises.

     SECTION 7.02 - UTILITIES: Subtenant shall promptly pay the appropriate utility company for all electrical, natural gas and telephone utility services rendered or furnished to the Demised Premises. Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant's Pro Rata Share of other utilities used by the Demised Premises not invoiced to Subtenant by the appropriate utility company or other provider, including, without limitation, fire protection, water and sewer charges from and after the Commencement Date.

     SECTION 7.03 - PESTS: Sublandlord agrees that during the continuance of this Sublease, the remainder of the building, if any, not hereby leased to Subtenant, shall not be used in any manner or for any purpose which is harmful or deleterious to the goods or business of the Subtenant, other than in a minor or immaterial way. Should any of Subtenant's merchandise become contaminated or infested by a pest condition originating or emanating from outside the Demised Premises, Subtenant shall give Sublandlord written notice thereof, and Sublandlord shall have Fourteen (14) days following receipt of notice to investigate and correct the contamination or infestation problem. Should Sublandlord fail to correct the contamination or infestation problem as aforesaid, Subtenant may do so, and Sublandlord shall compensate Subtenant all the reasonable costs and expenses directly related to the correction of the problem, but in no event (except as provided in Section 21.01 hereof) shall any sum due to Subtenant be off-set or deducted from Base Rent, Additional Rent or any other sum due Sublandlord under this Sublease.

ARTICLE 8 - CONSTRUCTION OF ALTERATIONS.

     SECTION 8.01 - SUBTENANT LEASEHOLD ALTERATIONS:

     (a) Except for the due performance of Sublandlord's Work and Sublandlord's ongoing agreements, covenants and maintenance obligations under this Sublease, Subtenant hereby takes possession of the Demised Premises in strictly "AS IS" condition, regardless of whether the Demised Premises are satisfactory for Subtenant's purposes. Subtenant expressly agrees that this Sublease is not conditioned on Subtenant being able to make any Alterations, but the terms of this sentence shall be inapplicable to any future Alterations to which Sublandlord shall have consented.

     (b) Subtenant may make Alterations to the Demised Premises only with the prior written consent of Sublandlord, which consent may be withheld by the Sublandlord for any reason or for no reason. Notwithstanding the preceding sentence, however, Subtenant shall have the right, at its sole expense and liability, to place or install in or on the Demised Premises any trade fixtures, storage racks, conveyor systems, or other machinery or equipment, to paint or decorate all or any part of the Demised Premises as it may elect, and, upon termination of this Sublease or prior thereto, to remove said fixtures, storage racks, conveyor systems, machinery and equipment without regard to how fastened to the Demised Premises, provided, however, that any damage caused to the Demised Premises by any such installation, use or removal shall be repaired by Subtenant at its own expense, and provided further that, if requested by Sublandlord, Subtenant shall, at its own expense, paint over and obliterate any signs painted on the Demised Premises and remove any trade fixtures of Subtenant attached thereto and repair any damage to the Demised Premises in connection therewith; all provided that no such installation, use or removal shall violate any Legal Requirement, and shall be done and performed in a good and workmanlike manner.

     (c) All Alterations which are consented to by the Sublandlord or permitted hereunder are subject to the following requirements:

           (i) All Alterations shall be performed so as not to materially interfere with the use by the other tenants of the Property of their premises in the Property and, once commenced, shall proceed in good faith and promptly to completion;

           (ii) No Alterations shall be undertaken until Subtenant shall have procured all required permits and authorizations of all municipal departments;

           (iii) Any Alterations, when completed, shall be of such a character as not to reduce the value of the Demised Premises below its value immediately before such Improvements or Alterations;

           (iv) Any Alterations shall be made in a good and workmanlike manner and in compliance with all applicable permits, authorizations, Legal Requirements and provisions of this Sublease;

           (v) At least Thirty (30) days before the commencement of any Alterations, Subtenant shall notify Sublandlord of its intention to commence the same so that Sublandlord may post or record notices of non-responsibility.

     SECTION 8.02 - OWNERSHIP AND MAINTENANCE: All Alterations, including, without limitation, all lighting fixtures, intercom systems, installations, fixtures (other than trade fixtures or Personalty), are and shall be deemed to be and immediately become part of the realty and the sole and absolute property of Sublandlord. Notwithstanding the foregoing, Subtenant shall maintain insurance coverage with respect to same, unless same are insured by Sublandlord's insurance, and shall maintain, repair and replace same, all as more particularly provided for in this Sublease. If Sublandlord's insurance covers Alterations made by Subtenant, Subtenant shall reimburse Sublandlord for the additional cost thereby occasioned. Alternatively, at the time the Sublease Term ends or otherwise terminates for any reason, the Sublandlord may elect to have the Subtenant remove any Alterations and return the Demised Premises to their former condition, which shall be fully completed within Thirty (30) days of the end or other termination of the Sublease Term.

     SECTION 8.03 - CONSTRUCTION BY SUBLANDLORD: Sublandlord hereby reserves the right at any time to construct buildings on the Common Areas of the Property, or to enlarge the building of which the Demised Premises are a part, subject to Section 4.01 hereof, and provided that such construction shall not materially interfere with Subtenant's use of, access to, or parking for, the Demised Premises.

     SECTION 8.04 - NO LIABILITY: Sublandlord's approval rights as provided for herein are solely for Sublandlord's benefit and shall not give rise to any liability whatsoever on the part of Sublandlord not otherwise arising or created under the Sublease.

ARTICLE 9 - COMPLIANCE WITH LEGAL REQUIREMENTS.

     SECTION 9.01: This Sublease is subject to all Legal Requirements now or hereafter applicable to the Property. Subtenant shall promptly and fully comply with all presently existing Legal Requirements. Subtenant shall comply with all future Legal Requirements regulating or governing the use of the Demised Premises or which require Alterations to the Demised Premises because of Subtenant's use of the Demised Premises. Compliance with any other future Legal Requirements which require any Alterations to the Demised Premises shall be the responsibility of Sublandlord, up to the aggregate maximum sum during the Sublease Term of $5,000.00. If at any time, compliance with future Legal Requirements would obligate Sublandlord to expend more than the aggregate total of $5,000.00 for the Sublease Term, then Sublandlord shall instead be entitled to terminate this Sublease upon Sixty (60) days written notice to Subtenant, unless within that period, Subtenant obligates itself to pay for all amounts in excess of the aggregate sum $5,000.00 hereinbefore described.

     Notwithstanding any previous portion of this Section 9.01 to the contrary, however, Subtenant shall have no responsibility for any non-compliance of the Demised Premises with any Environmental Laws except as expressly set forth in
Section 2.02(c) or Article 20 hereof.

ARTICLE 10 - DISCHARGE OF LIENS.

     SECTION 10.01: Subtenant shall not permit any claim of lien resulting from Subtenant's action to be filed by any person under any (i) mechanics' lien statute, (ii) materialmen's lien statute, (iii) lien imposed under any Environmental Law or (iv) other liens against the Demised Premises or the Property. If any such claim of lien shall be filed against the Demised Premises or the Property, Subtenant shall cause the lien to be discharged; provided, however, that Subtenant may contest any such lien, so long as the enforcement thereof is stayed and the lien is removed of record by means of a bond or any other lawful means. If Subtenant shall fail to cause said lien to be released of record within 10 days after notice to Subtenant from Sublandlord, then Sublandlord may, but shall not be obligated to, discharge the same by deposit or bonding. Any amount paid by Sublandlord and all costs and expenses incurred by Sublandlord in connection therewith shall constitute Additional Rent and shall be paid by Subtenant to Sublandlord on demand, along with interest at the lower of 18% per annum or the highest rate then permissible under applicable law.

     Notwithstanding anything contained in this Section 10.1 to the contrary, however, Subtenant shall have no responsibility or liability for the non-compliance of the Demised Premises with any Environmental Law, except as expressly set forth under Section 2.02(c) or Article 20 hereof.

     Nothing herein shall be deemed to subject Sublandlord's estate in the Demised Premises to any lien or liability under any law relating to liens. Subtenant shall indemnify Sublandlord from and against all liabilities, damages, losses, costs and expenses resulting from any lien filed against the Demised Premises claimed to have resulted from Subtenant's actions.

ARTICLE 11 - DAMAGE OR DESTRUCTION

     SECTION 11.01 - ELECTION TO TERMINATE SUBLEASE: In the event the Demised Premises shall be damaged by fire or other casualty, then:

     (a) if the damage exceeds 15% of the replacement cost of the Demised Premises, the Sublandlord shall have the right to terminate this Sublease as herein provided;

     (b) if the damage exceeds 35% of the replacement cost of the Demised Premises, the Subtenant shall have the right to terminate this Sublease as herein provided; or

     (c) if the damage exceeds 25% of the replacement cost of the Demised Premises and occurs during the final year of the Sublease Term, the Subtenant shall have the right to terminate this Sublease as herein provided.

     Upon the occurrence of the damage described above, the Sublandlord or the Subtenant (as the case may be) shall have the option, which shall be exercised within 60 days following such damage, of terminating this Sublease, effective 30 days after the date of giving notice thereof. If Subtenant is in default under this Sublease at the time of making an election to terminate the Sublease under Sections 11.01(b) or (c), then as a condition of making a valid election to terminate, Subtenant must, prior to the effective date of the termination of the Sublease, cure all defaults, except those which are rendered both unnecessary and non-detrimental to Sublandlord because of the occurrence of the damage to the Demised Premises (e.g. minor defacing to the Demised Premises not affecting any insurance recovery relating to the Demised Premises).

     If this Sublease is terminated under the preceding paragraph, neither Sublandlord nor Subtenant shall be obligated to repair, restore or reconstruct the Demised Premises and Sublandlord shall be entitled to retain all insurance recovered under policies described in Sections 5.01(a)(iv), 5.01(b), 5.01(c) or 5.01(d) as a result of the damage to the Demised Premises.

     SECTION 11.02 - REPAIR: If this Sublease shall not be terminated as provided in Section 11.01 above, this Sublease shall continue in full force and effect, and Sublandlord shall, within Thirty (30) days after satisfaction of the insurance award and solely to the extent thereof (after deducting Sublandlord's costs and attorneys' fees of collecting the award), proceed with the repair or restoration of the Demised Premises and, with all reasonable dispatch, return the Demised Premises to substantially the same condition they were immediately preceding the damage or destruction. If the net proceeds of insurance are inadequate to fully restore the Demised Premises substantially the same condition as preceding the damage or destruction, Sublandlord shall, within Thirty (30) days of receipt of the net insurance proceeds, notify Subtenant of Sublandlord's election to either (a) contribute any sums in excess of the net insurance award which are required to restore the Demised Premises to substantially the same condition as prior to the damage or destruction, or (b) to terminate this Lease after Thirty (30) days from the date of notice, unless within that Thirty (30) day period, Subtenant agrees in writing to contribute any sums in excess of the net insurance award which are required to restore the Demised Premises to substantially the same condition as prior to the damage or destruction.

     If any of the Demised Premises shall be rendered unusable on account of such damage, Base Rent shall be abated for the portion of the Demised Premises as rendered unusable until the same is again usable by Subtenant, and Additional Rent shall likewise be abated [but only to the extent Sublandlord is compensated for loss of Additional Rent by the insurance referred to in Section 5.01(c)]. Upon Sublandlord's substantial completion thereof, Subtenant shall promptly repair or replace all of its Personalty damaged or destroyed, including, but not limited to, its trade fixtures and furniture, if (and to the extent) not covered by Landlord's insurance under Section 5.01(b), (c) or (d).

     Notwithstanding any provision herein to the contrary, Subtenant, at Sublandlord's option, shall be responsible for all damages resulting from, and shall make all repairs and replacements necessitated by, any uninsured damage caused by the negligent or intentional tortious acts or omissions of Subtenant and its agents, employees, invitees and contractors, which damage is not customarily insured against under policies of the type described in Sections 5.01(a), (b), (c) or (d).

     SECTION 11.03 - WAIVER OF SUBROGATION: In the event the Demised Premises, any part or parts of the Property or the fixtures or merchandise therein are damaged or destroyed by fire or other casualty that is covered by insurance of Subtenant, Sublandlord or the tenants, subtenants, concessionaires or licensees of Subtenant or Sublandlord, regardless of cause or origin, including negligence, then the rights, if any, of any party against the other, or against the employees, agents, subtenants, concessionaires or licensees of any party, with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any of the parties, are hereby waived to the extent of any recovery under said insurance.

     SECTION 11.04 - COMMON AREAS: Notwithstanding anything to the contrary contained herein, the party required to insure the Common Areas pursuant to
Article 5 shall be responsible for the repair, restoration and reconstruction thereof pursuant to this Article.

ARTICLE 12 - CONDEMNATION.

     SECTION 12.01 - ENTIRE PROPERTY: If the whole of the Demised Premises shall permanently be taken or damaged by any competent authority, this Sublease shall terminate as of the date physical possession of the Demised Premises is taken or damaged or immediate possession is ordered. Base Rent, Additional Rent, and all other charges payable hereunder shall be apportioned and paid up to said date.

     SECTION 12.02 - PARTIAL TAKING:

     (a) If there is a taking of or damage to less than the entire Demised Premises, this Sublease shall terminate as of the date physical possession of the Demised Premises is taken or damaged or immediate possession is ordered as to the portion of the Demised Premises so taken or damaged, and the Base Rent, Additional Rent and all other charges payable by Subtenant hereunder allocable to the portion taken or damaged shall be prorated to the date of such termination. With respect to that portion of the Demised Premises not taken or damaged, this Sublease shall continue in effect and the Base Rent shall be reduced proportionately.

     (b) Sublandlord shall, as promptly as possible after the receipt of the award or compensation for the partial taking and to the extent possible from said award (after deducting Sublandlord's costs and attorneys' fees of collecting the award) restore, repair and replace that portion of the Demised Premises not so taken or damaged to a complete architectural unit or units for the use and occupancy of Subtenant and, as nearly as possible, to the condition existing prior to the taking or damaging.

     (c) Notwithstanding the foregoing, Sublandlord or Subtenant may elect, within 30 days after the taking or damaging, to terminate the Sublease if so much of the ground floor area of the Demised Premises is taken or damaged that Subtenant cannot reasonably operate as contemplated by this Sublease, or if so much of the Common Areas is taken or damaged such that Subtenant cannot reasonably continue to do business at the Demised Premises due to lack of access or available parking and/or loading areas, upon written notice to the other, which notice shall specify a termination date at least 30 days and not more than 90 days from the date thereof, after which Base Rent, Additional Rent and all other charges payable by Subtenant hereunder abate. In such even, Sublandlord shall not be obligated to repair, restore or reconstruct the Demised Premises.

     SECTION 12.03 - ALLOCATION OF AWARD: The entire award or compensation, including interest, whether for a total or partial taking or damaging or for a diminution in the value of Subtenant's leasehold or Sublandlord's leasehold or other interest, shall belong to and be the property of Sublandlord, and Subtenant hereby assigns to Sublandlord all of Subtenant's interest in any award. Subtenant shall have the right to prove in separate proceedings (or in the same proceeding, if separate proceedings cannot be brought under Federal or Texas law, as the case may be) and to receive any separate award which may be made for damage to or condemnation of Subtenant's equipment, trade fixtures, furniture and furnishings, and for relocation costs.

     SECTION 12.04 - TEMPORARY TAKING: If there is a taking or damaging of the temporary use of the Demised Premises, Subtenant shall give prompt notice thereof to Sublandlord. Unless the temporary taking shall exceed Sixty (60) consecutive days and materially interfere with Subtenant's access to or use of the Demised Premises or Common Areas, the Sublease Term shall not be reduced or affected in any way by such temporary taking or damaging, but the Base Rent shall be abated for such time as such taking renders any of the Demised Premises unusable by Subtenant in proportion to that amount so rendered unusable, and Additional Rent shall likewise be abated (but only to the extent Sublandlord is compensated for loss of Additional Rent by the insurance referred to in Section 5.01(c). If the temporary taking shall exceed Sixty (60) consecutive days and materially interfere with Subtenant's access to or use of the Demised Premises or Common Areas, Subtenant shall be entitled to terminate this Sublease upon Thirty (30) days written notice to Subtenant.

     Sublandlord shall be entitled to and shall receive the entire award for such taking or damaging during the Sublease Term (whether paid by way of damages, rent or otherwise). At the termination of any such use or occupation of the Demised Premises during the Sublease Term, Sublandlord shall, as promptly as possible after the receipt of the award or compensation for the partial taking and to the extent possible from said award (after deducting Sublandlord's costs and attorneys' fees of collecting the award), repair and restore the Demised Premises as nearly as reasonably possible to its condition immediately prior to such taking or damaging.

     Sublandlord shall be entitled to claim, sue for and recover from the governmental authority all damages and awards arising out of the failure of the governmental authority to repair and restore the Demised Premises at the expiration of such temporary taking or damaging. Any recovery or sum received as an award or compensation for physical damage to the Demised Premises caused by and during the temporary taking or damaging shall be paid to the Sublandlord.

     SECTION 12.05 - DEFINITIONS: As used in this Article 12, (i) the term "taking or damaging" shall mean any taking of or damage to all or any part of the Demised Premises or the Property or any interest therein because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, including acts or omissions constituting inverse condemnation, or any transfer of any part of the Demised Premises or the Property or any interest therein made in avoidance of the power of eminent domain; and (ii) the "award" shall include, without limitation, all monies awarded for the taking or damaging of the Demised Premises or the Property and all estates or interests therein occurring before or after the commencement of litigation proceedings.

     SECTION 12.06 - WAIVER: Each party waives the provisions of any law or statute which otherwise allows either party to petition a court to terminate this Sublease in the event of a partial taking of the Demised Premises, and elects to be governed by the terms of this Sublease.

ARTICLE 13 - SUBTENANT'S DEFAULT; SUBLANDLORD'S REMEDIES.

     SECTION 13.01 - EVENTS OF DEFAULT: Each of the following events shall be a default by Subtenant and breach of this Sublease:

     (a) If Subtenant fails to pay Sublandlord any Base Rent, Additional Rent or other charges required to be paid by Subtenant under this Sublease within 5 days after receipt of written notice to Subtenant of such default, which notice shall be in lieu of and not in addition to any notice required by law; provided, however, that notice shall not be required more than twice each Sublease Year for failure to pay any sum.

     (b) If Subtenant fails to perform any of the agreements, terms, covenants or conditions of this Sublease to be performed by Subtenant other than the payment of Base Rent or Additional Rent or other charges, and such non-performance continues for a period of 30 days after receipt of written notice by Sublandlord to Subtenant, which notice shall be in lieu of and not in addition to any notice required by law, or if such performance cannot be completed within such 30 day period, Subtenant shall not in good faith have commenced such performance within such 30 day period and diligently proceeded therewith to completion.

     (c) If a levy under execution or attachment shall be made against Subtenant of all or substantially all of Subtenant's property in or at the Demised Premises and such execution or attachment shall not be satisfied, stayed, vacated or removed by payment, court order, bonding or otherwise within a period of 30 days after entry of such execution or attachment.

     (d) The filing of an involuntary petition against Subtenant under the Bankruptcy Code or any other state or federal law relating to bankruptcy or insolvency that is not dismissed within 90 days after being filed or the making or entry of a decree or order by a court or determination by any regulatory or governmental agency, if any, having jurisdiction over Subtenant (i) that Subtenant is a bankrupt or is insolvent, or (ii) approving as properly filed a petition seeking reorganization of Subtenant under the Bankruptcy Code or any other state or federal law relating to bankruptcy or insolvency, or (iii) appointing a receiver or liquidator or trustee in bankruptcy or insolvency of Subtenant or of its property or any substantial portion of its property, or (iv) constituting the winding up or liquidation of the affairs of Subtenant.

     (e) If Subtenant shall (i) institute proceedings to be adjudged a voluntary bankrupt, or (ii) consent to the filing of a bankruptcy proceeding against it, or (iii) file a petition or answer or consent seeking reorganization or readjustment under the Bankruptcy Code or any other state or federal law, or otherwise invoke any law for the aid of debtors, or consent to the filing of any such petition, or (iv) consent to the appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of it or of its property, or (v) make an assignment for the benefit of the creditors, or (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action in furtherance of any of the aforesaid purposes or (viii) be unable to meet current obligations as they mature, even though its assets may greatly exceed its liabilities.

     SECTION 13.02 - REMEDIES: Upon default by Subtenant under this Sublease, Sublandlord may, at its option, take any or all of the following actions:

     (a) Elect not to terminate this Sublease or Subtenant's right to possession of the Demised Premises, and enforce all of Sublandlord's rights and remedies under this Sublease, including the right to recover the rent as it becomes due and payable by Subtenant. No acts by Sublandlord to maintain, preserve or re-let the Demised Premises, or to appoint a receiver to protect Sublandlord's interest under this Sublease, or to remove property or store it at a public warehouse or elsewhere at the cost of and for the account of Subtenant, or otherwise, shall constitute an election to terminate this Sublease or Subtenant's right of possession unless written notice of such intention is given by Sublandlord to Subtenant. Sublandlord may elect to terminate this Sublease upon a re-letting of the Demised Premises or at any other time after electing the remedy provided by this Subsection, in which event the rent shall cease to accrue and the damages provided by subsection (b) shall become available to Sublandlord.

     During the period Subtenant is in default, Sublandlord may enter the Demised Premises and re-let them, or any part of them, to third parties for Subtenant's account. Re-letting may be for a period shorter or longer than the remaining term of this Sublease. Subtenant shall pay to Sublandlord the rent due under this Sublease on the dates the rent is due, plus the amounts necessary to compensate Sublandlord as specified in subparagraphs (i) through (iii) below, less the rent Sublandlord receives from any re-letting. If Sublandlord re-lets the Demised Premises as provided in this subsection, rent that Sublandlord receives from re-letting shall be applied to the payment of: (i) first, all costs incurred by Sublandlord for re-letting as described in subparagraph (c);
(ii) second, rent due and unpaid under this Sublease; and (iii) finally, any indebtedness from Subtenant to Sublandlord other than rent due from Subtenant. After deducting the payments referred to in this subsection, any sum remaining from the rent Sublandlord receives from re-letting shall be held by Sublandlord and applied in payment of future rent as rent becomes due under this Sublease. If, on the date rent is due under this Sublease, the rent received from the re-letting and applied to rent due is less than the rent due on that date, Subtenant shall pay to Sublandlord the remaining rent due.

     (b) Terminate this Sublease and all rights of Subtenant and any subtenants, licensees or concessionaires hereunder by giving written notice of such intention to terminate. In the event that Sublandlord shall elect to terminate this Sublease as provided in this subsection, then Sublandlord recover from Subtenant:

           (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination;

           (ii) The worth at the time of award of the amount by which the unpaid rent that would have been earned hereunder after termination until the time of award exceeds the amount of such rental loss that the Subtenant proves could have been reasonably avoided;

           (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided;

           (iv) Any other amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease and which, in the ordinary course of events, would be likely to foreseeably result from that failure to perform; and

           (v) At Sublandlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Texas.

     As used in subparts (i) and (ii) of this subsection (b), the "worth at the time of award" is computed by allowing interest at the lower of 18% per annum or the highest rate then permitted by law. As used in subpart (iii) of this subsection (b), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Boston at the time of award plus one percent.

     (c) Upon the occurrence of a breach or default occasioning the remedies referred to in Section 13.02(a) or 13.02(b), the Sublandlord shall be entitled to its reasonable expenses incurred in preparing and offering the Demised Premises for re-rent, including (but not limited to) reasonable costs of cleaning, remodeling, painting, resurfacing of parking areas and walks, reasonable broker's commissions and fees, free rent, advertising and marketing costs and reasonable attorneys' fees.

     (d) Take any and all other action and pursue all other rights and remedies provided at law, in equity (including moving to enjoin a breach or threatened breach) or under this Sublease. Efforts by Sublandlord to mitigate the damages caused by Subtenant's default shall not constitute a waiver of Sublandlord's right to recover damages hereunder.

     SECTION 13.03 - BANKRUPTCY: Nothing in this Article 13 shall limit or prejudice the right of Sublandlord to prove or obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceedings and in effect at the time when such damages are to be proved, whether or not such amount is greater, equal to or less than the amount of the damages referred to in any of the preceding sections.

     SECTION 13.04: The rights of Sublandlord as contained in this Article 13 shall survive any termination of this Sublease.

ARTICLE 14 - SUBTENANT'S NOTICE TO SUBLANDLORD OF DEFAULTS.

     SECTION 14.01: Sublandlord shall not be in default of this Sublease for failure to perform any of the agreements, terms, covenants or conditions of this Sublease to be performed by Sublandlord unless such non-performance continues for a period of 30 days after notice by Subtenant to Sublandlord or, if such performance cannot be completed within such 30 day period, Sublandlord shall not in good faith have commenced such performance within such 30 day period and diligently proceeded therewith to completion.

ARTICLE 15 - ASSIGNMENTS AND SUBLEASES.

     SECTION 15.01 - RESTRICTIONS ON ASSIGNMENT AND SUBLETTING: Subtenant shall not assign this Sublease or sublet the Demised Premises by operation of law or otherwise, without the prior written consent of Sublandlord, which Sublandlord agrees not to unreasonably withhold, provided (i) the permitted use of the Demised Premises will not change, except as to the type of products or goods being warehoused, (ii) the proposed use shall be no more dangerous or hazardous in nature that Subtenant's use and shall be consistent and compatible with the use then being made of the Property by the remaining tenants; (iii) the proposed assignee or subtenant is creditworthy and has sufficient net worth to perform all of the terms and conditions of the Sublease; (iv) the proposed assignee or subtenant has sufficient business skill and experience to perform the business being conducted at the Demised Premises to the same level of competence and responsibility as Subtenant, and (v) Subtenant shall supply to Sublandlord the information required by Section 15.02(a) regarding the subtenant or assignee, within the time therein provided. No reference in this Lease to assignees, subtenants or licensees of Subtenant shall imply that Tenant has a right to assign or sublease under this Sublease which is not limited by the requirement of Sublandlord's consent. Sublandlord shall not be obligated under any circumstances to consent to an assignment or subletting of less than all or substantially all of the Demised Premises .

     SECTION 15.02 - NOTICE OF OFFER; RIGHT TO TERMINATE:

     (a) Whenever Subtenant has obtained an offer to assign this Sublease or to sublease the Demised Premises, which Subtenant desires to accept, Subtenant shall provide to Sublandlord written notice thereof (a "Notice of Offer"), containing the name and address of said proposed assignee or sublessee, the rent offered, the proposed use by the proposed assignee or sublessee, the proposed effective date of the assignment or subletting, and any other business terms which are material to the offer and which differ from the provisions of this Sublease ("Notice of Offer"). Subtenant shall also provide to Sublandlord financial statement and business experience resume for the immediately preceding three (3) years of the proposed assignee or sublessee (or such lesser period as the business has been in existence) and such other information concerning such proposed assignee or sublessee as Sublandlord may reasonably request. The Notice of Offer shall be received by Sublandlord no less than Sixty (60) days prior to the effective date of the proposed assignment or sublease.

     (b) Within Twenty (20) days after receiving a Notice of Offer for the proposed assignment of this Sublease or the subletting of the Demised Premises (other than to (i) a parent, wholly-owned subsidiary or affiliate of Subtenant, or (ii) a person or entity acquiring Subtenant through a purchase of a majority of its stock or substantially all of its assets and as a going concern) Sublandlord shall be entitled to terminate this Sublease by written notice to Subtenant ("Termination Notice"), and such termination shall be effective as of the proposed effective date of the proposed assignment or sublease, after which Subtenant shall have no further liability under this Sublease, other than for defaults of Subtenant then existing or for liabilities which survive the term of the Sublease according to the provisions of Sections 13.04, 16.02, 20.3, 21.03 and 25.02. If Sublandlord has the right hereunder to terminate this Sublease but does not elect to do so, Sublandlord shall notify Subtenant that Sublandlord either consents or declines to consent to the proposed assignment or subletting, and in such case, Sublandlord's consent shall not be unreasonably withheld. If Sublandlord does not provide a Termination Notice or notice of its refusal to consent to the proposed assignment or subletting within Twenty (20) days after receiving a Notice of Offer, Sublandlord shall be deemed to have consented to the proposed assignment or subletting, on the same terms as disclosed to Sublandlord and for that specific occasion only.

     (c) Any consent by Sublandlord to any assignment or sublease, or to the operation of a concessionaire or licensee, shall not constitute a waiver of the necessity for consent to any subsuquent assignment or sublease. Anything herein contained to the contrary notwithstanding, Subtenant shall not enter into any assignment or subletting if same would violate any of the terms of this Sublease or any Legal Requirement.

     (d) Upon occasions of a proposed assignment or subletting for which Sublandlord's consent is required hereunder (meaning an assignment or subletting to a person or entity other than one described in Section 15.02(b)(i) or (ii) above, Subtenant (i) shall pay the Sublandlord its reasonable costs and expenses and reasonable attorneys' fees incurred in investigating and approving or disapproving the assignment or sublease and (ii) if applicable, shall pay Sublandlord monthly on the date specified in Section 3.01(a) an amount equal to 75% of the excess (after deducting reasonable broker's and legal fees, costs of Alterations and improvements made in conformity to this Sublease, and any transfer taxes or other direct assignment or subletting expenses) of all rentals and other monetary compensation from the assignee or subtenant to the Subtenant over the Base Rent due to the Sublandlord from the Subtenant hereunder.

     SECTION 15.03 - LIABILITY CONTINUES: Subtenant shall be responsible for and be liable to Sublandlord for all acts, omissions and breaches or defaults of Sublease on the part of any assignee or subtenant of Subtenant in the Demised Premises. Any violation of any of the terms, provisions or conditions of this Sublease, whether by act or omission, by any assignee or subtenant shall constitute a breach of this Sublease by Subtenant. Permission is hereby granted to Subtenant to bring proceedings to enforce the terms, provisions and conditions of this Sublease against assignees and subtenants in Subtenant's own name or in the name of Sublandlord, provided, however, that Sublandlord incurs no cost or expense thereby or liability or obligation in connection therewith, and Subtenant shall indemnify, defend and hold Sublandlord harmless from any such costs, liabilities and expenses. Notwithstanding anything to the contrary in this Sublease, no assignment or subletting, with or without consent, shall release Subtenant from any of its obligations and liabilities under this Sublease.

ARTICLE 16 - TERMINATION OF SUBLEASE; SURRENDER.

     SECTION 16.01:

     (a) On the last day of the Sublease Term or upon any earlier termination of this Sublease, or upon any lawful re-entry by Sublandlord upon the Demised Premises pursuant to Article 13, Subtenant shall (i) surrender and deliver the Demised Premises free and clear of all subtenancies, occupancies, liens and encumbrances created by Subtenant to the possession and use of Sublandlord without delay and in good order, condition and repair, reasonable wear and tear and damage by casualty, condemnation or Acts of God excepted, and (ii) promptly surrender all keys for the Demised Premises to Sublandlord at the place then fixed for the payment of rent and inform Sublandlord of all combinations and access codes on locks, safes and vaults, if any and other than those to be removed by Subtenant, in the Demised Premises.

     (b) In the event Subtenant remains in possession of the Demised Premises after the expiration of the Sublease Term, whether or not with the consent or acquiescence of Sublandlord, and without the execution of a new Sublease, Subtenant shall be deemed to be occupying the Demised Premises on a month to month tenancy only. Upon notice given by Sublandlord to Subtenant, Rent during this month to month tenancy shall be payable monthly in advance in an amount equal to 150% of the Base Rent and other charges due and payable immediately prior to the expiration of the Sublease Term without prejudice to Sublandlord's right to any damages which Sublandlord may suffer if Subtenant fails to vacate upon the expiration of the Sublease Term or the earlier termination of this Sublease. The terms of such month to month tenancy shall be otherwise the same as the terms, conditions, covenants, provisions and obligations contained in this Sublease.

     SECTION 16.02: The provisions of this Article 16 shall survive any termination of this Sublease.

ARTICLE 17 - PARTY'S RIGHT TO PERFORM OTHER'S COVENANTS.

     SECTION 17.01: If Subtenant, at any time after the lapse of 30 days from the receipt of written notice from Sublandlord, shall fail to make any payment or perform any other act on its part to be made or performed, then Sublandlord, without waiving Subtenant's default, may (but shall be under no obligation to) make any payment or perform any other act on Subtenant's part to be made or performed as provided in this Sublease. All sums paid by Sublandlord and all reasonable costs and expenses incurred by Sublandlord in connection with the performance of any such act, including, without limitation, reasonable attorneys' fees, shall constitute Additional Rent and shall be paid by Subtenant to Sublandlord within Thirty (30) days after receipt of an invoice. Sublandlord in its sole discretion may, without any liability whatsoever to the Subtenant or any person or entity claiming through or under the Subtenant, cease the performance of any act commenced hereunder, at any time. There shall be no warranty, either express or implied, with respect to any such act performed by Sublandlord.

     In case of a situation which the Sublandlord reasonably believes to be an emergency, the Sublandlord may avail itself of its rights under this Section
17.01 immediately, giving notice to Subtenant within 48 hours thereafter.

     SECTION 17.02: If Sublandlord, at any time after the lapse of Thirty (30) days from the receipt of written notice from Subtenant, shall fail to make any payment or perform any act on its part to be made or performed, then Subtenant, without waiving Sublandlord's default, may (but shall be under no obligation to) make any payment or perform any other act on Sublandlord's part to be made or performed as provided in this Sublease. All sums paid by Subtenant and all reasonable costs and expenses incurred by Subtenant in connection with the performance of any such act, including, without limitation, reasonable attorneys' fees, shall be paid by Sublandlord to Subtenant within 30 days after receipt of an invoice, but in no event (except as otherwise permitted in Section 21.01) shall any sums so incurred by Subtenant be offset or deducted from Base Rent, Additional Rent or any other monetary sum due to Subtenant. There shall be no warranty, either express or implied, with respect to any such act performed by Subtenant.

     In case of a situation which the Subtenant reasonably believes to be an emergency, the Subtenant may avail itself of its rights under this Section 17.02 immediately, giving notice to Sublandlord within 48 hours thereafter.

ARTICLE 18 - INSPECTION BY SUBLANDLORD.

     SECTION 18.01: Subtenant will permit Sublandlord and its authorized representatives to enter the Demised Premises upon reasonable notice at all reasonable times for the purpose of (i) inspecting the same, (ii) making any necessary repairs and performing any work contemplated in this Sublease, including, without limitation, Articles 7 and 17, which entry may be made at any time in the event of an emergency, (iii) showing the same to prospective purchasers or Mortgagees, (iv) showing the same to prospective tenants, and (v) conducting any environmental testing, sampling, borings, and analyses it deems necessary; such testing shall be at Subtenant's expense if Subtenant has breached its Hazardous Materials covenant contained in Section 2.02(c) of this Sublease or if Hazardous Materials are present in the Demised Premises or the soil or surface or ground water in, on, under, about or near the Demised Premises due to acts or omissions of Subtenant or its successors, assigns, subtenants, licensees, concessionaires or occupants of the Demised Premises or their agents, contractors, employees and invitees (other than Sublandlord or its successors, assigns, subtenants, licensees, concessionaires or occupants of the Demised Premises or their agents, contractors, employees and invitees). For purpose of the preceding sentence, an "omission" giving rise to liability thereunder to Subtenant for acts or omissions of Subtenant or its successors, assigns, subtenants, licensees, concessionaires or occupants of the Demised Premises or their agents, contractors, employees and invitees shall mean an "omission" as would give liability under the Texas law of negligence.

ARTICLE 19 - SUBORDINATION; ATTORNMENT.

     SECTION 19.01: Upon satisfaction of the provisions of Section 19.03, this Sublease and the rights of Subtenant shall, at Sublandlord's option, be at all times subject and subordinate to any Mortgage (as same may be renewed, replaced, modified, extended or consolidated) hereinafter encumbering the Property or Sublandlord's interest therein. Subtenant agrees to attorn to any Mortgagee, purchaser in a foreclosure sale or grantee of a deed in lieu of foreclosure. Any Mortgagee may at any time elect to cause this Sublease to have priority over its Mortgage by executing unilaterally an instrument subordinating its Mortgage to this Sublease, or accepting a Mortgage containing a clause providing for such subordination. Subtenant shall within 15 days after request, execute, acknowledge and deliver any and all instruments customary and reasonably necessary to ratify or confirm the foregoing.

     SECTION 19.02: Until it shall enter and take possession of the Demised Premises for the purpose of foreclosure, the holder of a mortgage shall have only such rights of Sublandlord as are necessary to preserve the integrity of this Sublease as security. Upon entry and taking possession of the Demised Premises for the purpose of foreclosure such holder shall have all the rights of Sublandlord, but only for so long as the holder of said mortgage shall be in possession of the Demised Premises. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Sublandlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of landlord, subject to and with the benefit of the provisions of this Article 19, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Demised Premises. No Base Rent, Additional Rent or any other charge shall be paid more than 30 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Subtenant shall be liable for the amount of such payments to such mortgagee. The covenants and agreements contained in this Sublease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article 19) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this lease assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party of this Sublease as an obligee hereunder to the same extent as though its name was written herein as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Subtenant agrees on request of Sublandlord to execute and deliver from time to time any agreement which may be customary and reasonably necessary to implement the provisions of these Sections 19.01 and 19.02.

     SECTION 19.03: Unless and until Sublandlord shall obtain from any future Mortgagee of the owner's or Sublandlord's rights in the Property or Demised Premises an agreement which in substance provides that, in return for subordinating and attorning to said Mortgagee, Subtenant shall not be disturbed in its possession of the Demised Premises or in the exercise of any of its rights under this Sublease in the event of a foreclosure under said Mortgage, provided Subtenant complies with the terms and conditions of the Sublease, Subtenant shall not be obligated to subordinate and attorn as provided in
Section 19.01.

ARTICLE 20 - INDEMNIFICATION.

     SECTION 20.01: Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all actions, claims, demands, penalties, liabilities or costs (including reasonable attorneys' fees) incurred in connection with any loss, damage or injury to persons or property occurring in or on the Demised Premises (and in the event of any claims under Environmental Laws resulting from a breach by Subtenant or anyone claiming under or through Subtenant of Subtenant's covenant in Section 2.02(c) of this Sublease, this shall also include any loss, damage or injury to persons or property under, about or near the Demised Premises), which arises under the operations or activities of Subtenant and its subtenants, concessionaires, licensees or occupants of the Demised Premises or any of their contractors, agents, employees or invitees, or arises out of Subtenant's and their use of the Demised Premises, or caused by the acts or negligence of Subtenant, its subtenants, concessionaires, licensees or occupants and their contractors, agents, employees or invitees.

     SECTION 20.02: The obligation of Subtenant to indemnify, defend, and hold harmless Sublandlord for claims under Environmental Laws which arise from a breach by Subtenant of its covenants under Section 2.02(c), includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work reasonably required by Sublandlord or any Mortgagee, or required by any federal, state or local governmental agency or political subdivision because of any Hazardous Materials occurring or present in the Demised Premises, the soil or surface or ground water in, on, under, about or near the Demised Premises, diminution in value of the Demised Premises, the Common Areas or the Property, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Demised Premises or the Common Areas, damages arising from any adverse impact on marketing of space in the Demised Premises or the Property, and sums paid in settlement of claims, penalties, attorneys' fees, court costs, consultant and laboratory fees and expert's fees. Without limiting the foregoing, if any Hazardous Materials are found in the soil or surface or ground water in, on, under, about or near the Demised Premises the introduction of which is caused or contributed to by Subtenant, its employees, successors, assigns, licensees or invitees, Subtenant shall promptly take all actions reasonably required by Sublandlord or Mortgagee or required by governmental agencies, at Subtenant's sole expense, necessary to return the Demised Premises to the condition existing prior to the introduction of Hazardous Materials in, on, under, about or near the Demised Premises, in accordance with Legal Requirements; any action undertaken by Subtenant shall be subject to Sublandlord's prior approval of such actions, which approval shall not be unreasonably withheld.

     SECTION 20.03: The provisions of this Article 20 shall survive any termination of this Sublease as to matters or occurrences which preceded the termination.

ARTICLE 21 - SUBLANDLORD EXCULPATION.

     SECTION 21.01 - LIMITATION OF LIABILITY: Notwithstanding anything to the contrary in this Sublease, any judgment obtained by Subtenant against Sublandlord shall be satisfied only out of Sublandlord's interest in the Property and the rents receivable by Sublandlord therefrom, including those receivable from Subtenant. Neither Sublandlord nor any of its general or limited partners, officers, directors, shareholders, trustees, beneficiaries or employees shall have any personal liability for any matter in connection with this Sublease or its obligations as Sublandlord of the Demised Premises, except as provided above. Subtenant shall not seek to enforce any personal or deficiency judgment against Sublandlord or any of its general or limited partners, officers, directors, shareholders, beneficiaries or employees, and none of their property, except the Property and the rents receivable therefrom, shall be available to satisfy any judgment hereunder.

     SECTION 21.02 - SALE OF DEMISED PREMISES: In the event of any sale or transfer of Sublandlord's interest in the Demised Premises, the seller, transferor or assignor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Sublandlord thereafter accruing hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or assignee in any such sale, transfer or assignment that such purchaser, transferee or assignee has assumed and agreed to carry out any and all agreements, covenants and obligations of Sublandlord hereunder.

     SECTION 21.03: The provisions of this Article 21 shall survive any termination of this Sublease.

ARTICLE 22 - NOTICES.

     SECTION 22.01: Whenever it is provided herein that notice, notification, demand, request or approval is required, the same shall be in writing and, any law or statute to the contrary notwithstanding, it shall be effective for any purpose if given or served by intracity messenger service or overnight courier service such as Federal Express or by mailing by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) If by Sublandlord, to Subtenant at the address set forth on the first page of this Sublease, or to such other address as Subtenant may from time to time designate by notice given to Sublandlord; and (b) If by Subtenant, to Sublandlord at the address set forth in the first page, or at such other address as Sublandlord may from time to time designate by notice given to Subtenant. Every notice, demand, request, approval or other communication hereunder by intracity messenger service or overnight courier service shall be deemed to have been given or served at the earlier of actual receipt or one day after first attempted delivery. Every notice, demand, request, approval or other communication hereunder by registered or certified mail, return receipt requested, shall be deemed to have been given or served at the earlier of actual receipt or Three (3) days after deposit with the U. S. Postal Service, postage and necessary fees prepaid.

     SECTION 22.02: If any notice is given to Sublandlord by a governmental agency pursuant to the Environmental Laws, or if any action is required by a governmental agency pursuant to Environmental Laws in a period or time which is less than thirty (30) days, then the notice and time periods provided for in Sections 13.01(b), 17.01 and 17.02 shall be reduced to a time period equal to the statutory time less two (2) days; the provision of this Section shall prevail over the time periods provided for in Sections 13.01(b), 17.01 and 17.02.

ARTICLE 23 - CERTIFICATES - FINANCIAL STATEMENTS.

     SECTION 23.01: Each party (the "Certifying Party") shall from time to time, within 15 days after receipt of written request therefor, execute, acknowledge and deliver to the requesting party (the "Requesting Party") or any existing or proposed Mortgagee or purchaser or assignee of the Demised Premises or of any Mortgage, without charge, a duly executed recordable certificate prepared by the Requesting Party certifying all of the following to the best of the knowledge of the Certifying Party: (i) that this Sublease is valid, subsisting, in full force and effect and unmodified (or, if modified, that the Sublease as modified is valid, subsisting and in full force and effect and stating with specificity all modifications); (ii) the dates to which the rent and other charges have been paid; (iii) the Sublease Term; (iv) that all conditions to Subtenant's possession of the Demised Premises and commencement of the Sublease Term have been satisfied, if accurate, and if not, stating those conditions which have not been satisfied: (v) that the Requesting Party is not in default under any provisions of this Sublease, if accurate, and if not, stating any defaults; (vi) that there are no offsets or defenses which the Certifying Party then has against Requesting Party (or if there are any offsets or defenses then claimed, stating the nature of same with specificity); and
(vii) such other information as may be reasonably requested. It is intended that any such statement delivered pursuant to this Article may be relied upon by the parties for whom it is intended.

     SECTION 23.02: Subtenant, in writing to Sublandlord, within (15) days after receipt or request therefor, shall execute, acknowledge and deliver to Sublandlord or any existing or proposed Martgagee or purchaser or assignee of the Demised Premises or any Mortgage, without charge, a certificate stating, to the best of Subtenant's knowledge, that: (i) Subtenant, its subtenants, concessionaires, licensees, occupants and their contractors, agents, employees and invitees, have complied with the requirements of Environmental Laws imposed upon them under the Sublease, (ii) Subtenant, its subtenants, concessionaires, licensees, occupants and their contractors, agents, employees and invitees have not disposed of Hazardous Materials on, in, under, about or near the Demised Premises, (iii) Subtenant, its subtenants, concessionaires, licensees, occupants and their contractors, agents, employees and invitees have not released Hazardous Materials on, in, under, about or near the Demised Premises, and (iv) no soil or surface or ground water contamination has occurred during the Sublease Term on, in, under, about or near the Demised Premises. At any time during the Sublease Term, Subtenant shall, if requested by Sublandlord, promptly remove any and all equipment, materials and other items

(except for any of the foregoing not installed or placed upon the Property or Demised Premises by Subtenant, its subtenants, concessionaires, licensees, occupants and their contractors, agents, employees and invitees) which may cause, contribute to or result in Hazardous Material contamination of the Demised Premises (the soil or surface or ground water in, on, under, about or near the Demised Premises), and investigate, remedy and clean up any Hazardous Material contamination caused or contributed to by Subtenant, its subtenants, concessionaires, licensees, occupants and their contractors, agents, employees and invitees, if Sublandlord or any governmental agency reasonably suspects contamination is present or has occurred. Subtenant shall promptly (and in all events not later than two (2) business days after acquiring the knowledge) notify Sublandlord of any release of Hazardous Materials on, in, under, about or near the Demised Premises and known to Subtenant, specifying the nature and quantity of the release, the location of the release, and the measures taken to contain and clean up the release and ensure that future releases do not occur.

     Likewise, Sublandlord shall promptly (and in all events not later than two
(2) business days after acquiring the knowledge) notify Subtenant of any release of Hazardous Materials on, in, under, about the Property and known to Sublandlord, specifying the nature and quantity of the release and the location of the release.

     SECTION 23.03: Subtenant hereby certifies that the business activities which it intends to conduct in the Demised Premises do not use any Hazardous Materials, and are in full compliance with Environmental Laws.

     SECTION 23.04: At least annually during the term which Subtenant occupies the Demised Premises, Subtenant shall, upon Sublandlord's written request, furnish to Sublandlord at no cost within 120 days Subtenant's audited year-end balance sheet and income statement, for the year most recently available.

ARTICLE 24 - INTENTIONALLY OMITTED.

ARTICLE 25 - BROKERS.

     SECTION 25.01 - WARRANTY: Subtenant and Sublandlord each represents and warrants that it has dealt with no broker, agent or finder on account of this Sublease except Sublandlord's brokers Westar Commercial Realty, 7200 Quaker, Lubbock, Texas and Reitz, Alexander & Bruner, 512 Main Street, Fort Worth, Texas, whose fees shall be paid by Sublandlord, and each agrees, subject to the limitations set forth in Article 21 hereof, to defend, indemnify and hold harmless the other from and against and all claims, damages and costs, including attorneys' fees, in connection with any claim for brokerage, finder's or similar fees, or compensation related to this Sublease, which may be made or alleged as a result of acts or omissions of the indemnifying party.

     SECTION 25.02: The provisions of this Article 25 shall survive any termination of this Sublease.

ARTICLE 26 - MISCELLANEOUS PROVISIONS.

     SECTION 26.01 - INVALIDITY OF CERTAIN PROVISIONS: If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

     SECTION 26.02 - CAPTIONS AND TABLE OF CONTENTS: The captions and table of contents appearing in this Sublease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Sublease, or in any way affect this Sublease.

     SECTION 26.03 - INDEPENDENT OPERATION: Nothing in this Sublease shall cause Sublandlord in any way to be construed as a partner, joint venturer or an associate of Subtenant in the operation of the Demised Premises or subject Sublandlord to any obligations, losses, charges or expenses (except as expressly set forth herein) connected with or arising from the operation or use of the Demised Premises.

     SECTION 26.04 - TIME OF THE ESSENCE: Time is of the essence of this Sublease as to each of the terms, conditions, obligations and performances contained herein or required hereunder of which time is a factor.

     SECTION 26.05 - WAIVER: No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Sublease or to exercise any right or remedy following a breach or default thereof, no forbearance by either party to enforce one or more of the remedies herein provided upon an event of default, and no acceptance of full or partial rent during the continuance of any such breach or default, shall constitute a waiver of any such breach or default or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Sublease to be performed or complied with and no breach or default thereof shall be waived, altered or modified except by a written instrument. No waiver of any breach or default shall affect or alter this Sublease, but each and every covenant, agreement, term and condition of this Sublease shall continue in full force and effect with respect to any other then existing or subsequent breach or default thereof. The maintenance of any action or proceeding to recover possession of the Demised Premises or any installment or installments of Base Rent or any other monies that may be due or become due from Subtenant to Sublandlord shall not preclude Sublandlord from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of the Demised Premises or of Base Rent or any other monies that may be due or become due from Subtenant, including all expenses, court costs and attorneys' fees and disbursements incurred by Sublandlord. An entry or re-entry by Sublandlord shall not be deemed to absolve or discharge Subtenant from liability hereunder.

     SECTION 26.06 - COUNTERPARTS: This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall be constitute one and the same instrument.

     SECTION 26.07 - SHORT FORM SUBLEASE: Sublandlord and Subtenant agree that if either party so desires, they will execute a Short Form Sublease setting forth the existence of this Sublease and the Sublease Term, which may be recorded. The party so requesting such Short Form Sublease shall pay the recording charges and documentary transfer taxes associated therewith.

     SECTION 26.08 - COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES: The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Sublandlord and Subtenant and their respective heirs, personal representatives, successors and permitted assigns; provided that this section shall not constitute a permission or authorization by Sublandlord to Subtenant to assign or in any way transfer its interest in this Sublease.

     SECTION 26.09 - INTEGRATION; NO ORAL MODIFICATIONS: Subtenant hereby acknowledges that except as and to the extent specifically provided for in this Sublease, neither Sublandlord, nor any of its agents, representatives or employees, have made any representations, warranties, agreements or promises, and none shall be implied by law. This Sublease is intended by the parties to be a final expression and a complete and exclusive statement of the agreement of the parties regarding the subject matter hereof, and all negotiations between the parties are merged herein. This Sublease cannot be changed, modified or terminated orally, but may be amended only by an instrument in writing executed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     SECTION 26.10 - GENDER; NUMBER: The use of the neuter pronoun in any reference to Sublandlord or Subtenant shall be deemed to include any individual landlord or tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Sublandlord or Subtenant shall be deemed to include the heirs, legal representatives and assigns of any individual landlord or tenant. The use of the plural shall include the singular, and the use of the singular shall include the plural, as the context may require or permit.

     SECTION 26.11 - RIGHTS AND REMEDIES CUMULATIVE: Each right and remedy of Sublandlord and Subtenant provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy provided for in this Sublease or now or hereafter existing at law or in equity. The exercise or beginning of the exercise by Sublandlord or Subtenant of any one or more rights or remedies shall not preclude the simultaneous or later exercise by Sublandlord or Subtenant of any or all other rights or remedies, nor shall it constitute a forfeiture or waiver of any amounts owed to Sublandlord or Subtenant.

     SECTION 26.12 - COVENANTS INDEPENDENT: Each and every covenant and agreement contained in this Sublease shall be deemed separate and independent and not dependent upon any other provisions of this Sublease, and the damages for failure to perform the same shall be deemed in addition to and separate and independent of the damages accruing by reason of the breach of any other covenant contained in this Sublease.

     SECTION 26.13 - AUTHORITY AND STATUS: If Subtenant is a corporation, the person(s) signing this Sublease on behalf of Subtenant warrant that such person(s) are authorized to execute this Sublease on behalf of Subtenant, that no other signature is required, and that this Sublease shall be binding on Subtenant. Subtenant's corporate status is in good standing. Subtenant shall continuously keep its corporate status throughout the Sublease Term in good standing, active and current with the state of its incorporation and shall be and remain licensed to do business in the state in which the Property is located. The person signing this Sublease on behalf of Sublandlord warrants that he is authorized to execute this Sublease on behalf of Sublandlord, that no other signature is required, and that this Sublease shall be binding on Sublandlord, when executed by both parties. From and after the time the Subtenant enters into possession of any part of the Demised Premises, it shall conclusively be presumed that the person(s) executing this Sublease on both parties' behalf did so with full and proper authority.

     SECTION 26.14 - COST OF PERFORMANCE: Whenever it is indicated in this Sublease that Sublandlord or Subtenant may, shall or will perform any act, then such act shall be performed at the sole cost and expense of the performing party unless otherwise specifically indicated to the contrary.

     SECTION 26.15 - ATTORNEYS' FEES: If either party becomes a party to any litigation concerning this Sublease, the Demised Premises, or the building or other improvements of which the Demised Premises form a part, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees, court costs, investigation expenses, discovery costs, and costs of appeal incurred by it in the litigation. If either party commences an action against the other party arising out of or in connection with this Sublease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees, court costs, investigation expenses, discovery costs and costs of appeal.

     SECTION 26.16 - NO OFFER: The delivery of an unsigned copy of this Sublease to Subtenant shall not constitute an offer to Sublease the Demised Premises or grant any rights to Subtenant as a result thereof, and this Sublease shall not be binding on Sublandlord or Subtenant until executed by Sublandlord and Subtenant and delivered.

     SECTION 26.17 - REASONABLENESS; CONSTRUCTION: This Sublease shall be construed fairly as between both Sublandlord and Subtenant and without regard to which party drafted the same. To the extent that there are certain provisions of this Sublease in which Sublandlord may withhold its consent "for any reason whatsoever" and other provisions which prohibit certain assignments and subleases or allow Sublandlord in certain circumstances to terminate this Sublease in lieu of, or share profit upon, an assignment or subletting of all or any portion of the Demised Premises or a cessation of business therein, such specific provisions, which may be viewed as allowing Sublandlord to deviate from a standard of reasonableness which is imposed on Sublandlord and Subtenant in connection with other provisions of this Sublease, have been lengthily negotiated and bargained for and represent a material part of the consideration to be received by each party. The parties specifically acknowledge and agree:

     1.   Both Sublandlord and Subtenant are sophisticated parties;

     2.   Neither party has unequal bargaining power;

     3. Subtenant, as of the date of execution of this Sublease, is a corporation, and Sublandlord is a general partnership representing sophisticated business persons, real estate investors and developers;

     4. Each party has been represented by counsel of their own choosing who have advised the parties;

     5. The parties, bearing in mind the rights, duties and obligations of the parties to honor the implied covenants of good faith and fair dealing, have specifically bargained for and agreed that it is the intent of the parties that Sublandlord, except where provided in this Sublease that it shall not unreasonably withhold its consent, may exercise its consent authority pursuant to a subjective standard of sole discretion, and further that it is the intent of the parties that no person interpreting this Sublease shall have the right to impose any standard on, or restriction of, Sublandlord's rights, except where specifically stated to the contrary, (i) to withhold consent for any reason whatsoever, or (ii) which restrict or condition Sublandlord's consent on payment being made to Sublandlord, or (iii) which provide for Sublandlord to terminate this Sublease, or (iv) which prohibit certain assignments and subleases; and

     6. The parties acknowledge that the provisions in favor of Sublandlord may constitute a restraint on alienation; however, the parties agree that if they are restraints, then they are reasonable restraints on alienation.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease under seal as of the day and year first above written.


SUBLANDLORD:                          SHADRALL ASSOCIATES,
                                      a New York general partnership
                                      By its managing general partner:
                                      Shadrall Corp.,
                                      a Massachusetts corporation


                                      By:  /s/ Joseph J. Dempsey, Jr.,
                                           -----------------------------------
                                           Joseph J. Dempsey, Jr.,
                                           President


SUBTENANT:                            Stationers Distributing Company, Inc.


                                      By:  /s/ B Neal Perkey
                                          ------------------------------------
                                      Name: B NEAL PERKEY
                                            ----------------------------------
                                      Its: Vice President & CEO

                                   EXHIBIT A

                        SUBLEASE OF SHADRALL ASSOCIATES
                   TO STATIONERS DISTRIBUTING COMPANY, INC.


                         LEGAL DESCRIPTION OF PROPERTY


     All of lot 13A of a Replat of Lots 6, 7, part of 8, part of Lot 12, and all of Lots 13 and 14 of the Soash-White Industrial Addition to the City of Lubbock, Lubbock County, State of Texas, as shown on said Replat, recorded in Volume 1024, Page 674, Deed Records of Lubbock County, Texas, subject to rights of the City of Lubbock to underground water as described in a water-rights deed from Paul B. Rumph, Administrator to the City of Lubbock, dated May 8, 1950, recorded in Volume 408, Page 410, Deed Records of Lubbock County, Texas.

                                   EXHIBIT B


                        SUBLEASE OF SHADRALL ASSOCIATES
                   TO STATIONERS DISTRIBUTING COMPANY, INC.


                         SITE PLAN OF DEMISED PREMISES

                                   EXHIBIT C

                        SUBLEASE OF SHADRALL ASSOCIATES
                   TO STATIONERS DISTRIBUTING COMPANY, INC.



                       DESCRIPTION OF SUBLANDLORD'S WORK



     1.   Replace dock levelers/bumpers

     2.   Install dock pads/seals

     3.   Remove parking lot median

     4.   Install dock lights

     5.   Upgrade warehouse lighting


ALL ACCORDING TO THE FOUR (4) PAGES OF SPECIFICATIONS WHICH FOLLOW THIS PAGE.

THE FOREGOING WORK SHALL NOT EXCEED THE SUM OF $60,000 IN COST TO SUBLANDLORD. ANY EXCESS AMOUNT OVER $60,000 FOR THE SPECIFIED WORK, TOGETHER WITH ANY UP-GRADES OR ADDITIONAL WORK REQUESTED BY SUBTENANT AND APPROVED BY SUBLANDLORD, SHALL BE REIMBURSED BY SUBTENANT TO SUBLANDLORD WITHIN FOURTEEN (14) DAYS OF BEING INVOICED FOR SAME; PROVIDED, HOWEVER, THE ATTACHED BIDS SHALL BE ACCEPTED BY SUBLANDLORD AND SUBLANDLORD SHALL NOT AUTHORIZE ANY UPGRADES OR CHANGES WITHOUT SUBTENANT'S WRITTEN APPROVAL. IF ANY OF THE ATTACHED BIDS SHOULD BE CHANGED OR WITHDRAWN, SUBLANDLORD SHALL OBTAIN A SUBSTITUTE BID WHICH IS APPROVED BY SUBTENANT IN WRITING PRIOR TO THE COMMENCEMENT OF THAT PORTION OF THE WORK.

                              [MAP APPEARS HERE]